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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
TUMBLEWEED COMMUNICATIONS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
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☐	Fee paid previously with preliminary materials. N/A
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Notes:

TUMBLEWEED COMMUNICATIONS CORP.
700 Saginaw Drive
Redwood City, CA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2002

To the stockholders of Tumbleweed Communications Corp.:

        Notice Is Hereby Given that the Annual Meeting of Stockholders of Tumbleweed Communications Corp., a Delaware corporation, will be held on May 30, 2002, at 10:00 a.m. local time at our offices located at 700 Saginaw Drive, Redwood City, California for the following purpose:

  (1)
  To elect three (3) Class III directors, each to serve a three-year term or until his successor has been elected and qualified or until his earlier resignation or removal.

  (2)
  To ratify the selection of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2002.

  (3)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 4, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
Bernard J. Cassidy Secretary

Redwood City, California
April 30, 2002

        All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

TUMBLEWEED COMMUNICATIONS CORP.
700 Saginaw Drive
Redwood City, CA 94063

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 30, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Tumbleweed Communications Corp., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on May 30, 2002, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our offices located at 700 Saginaw Drive, Redwood City, California 94063. We intend to mail this proxy statement and accompanying proxy card on or about April 30, 2002, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services. We have retained the firm of Georgeson Shareholder Services to assist in the solicitation of the proxies at a cost of approximately $62,300 plus reasonable out-of-pocket expenses.

Voting Rights and Outstanding Shares

        Only holders of record of our common stock at the close of business on April 4, 2002 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 4, 2002, we had outstanding and entitled to vote 30,618,087 shares of common stock.

        Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. A majority of all outstanding shares entitled to vote present in person or represented by proxy will constitute a quorum at the Annual Meeting.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing with our Secretary at our principal executive office, 700 Saginaw Drive, Redwood City, California 94063, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

        For a stockholder's proposal to be included in our Proxy Statement for the 2003 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposal must be received by us not later than December 31, 2002. To be timely, stockholder proposals submitted outside the processes of Rule 14a-8 must be received by us after March 1, 2003 and before March 31, 2003, unless the Annual Meeting is called for a date earlier than April 30, 2003 or later than June 29, 2003, in which case such proposal must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Certificate of Incorporation currently authorizes no fewer than one and no more than ten directors. Our Board of Directors is currently comprised of eight directors. The Certificate of Incorporation divides the Board into three classes: Class I, Class II and Class III, with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term or until their successors are duly elected and qualified. The Class III directors, Mr. Marquardt, Mr. O'Grady and Mr. Greendale, will stand for reelection or election at the 2002 annual meeting. Mr. Marquardt and Mr. O'Grady have served as directors since 1997, and Mr. Greendale was appointed as a director by the Board on August 10, 2001. The Class I Directors, Mr. Smith and Mr. Klein, will stand for reelection or election at the 2003 annual meeting. The Class II directors, Mr. Hautemont, Dr. Rieman and Mr. Sabella, will stand for reelection or election at the 2004 annual meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

Vote Required

        Directors are elected by a plurality of the votes cast at the Annual Meeting. The three director nominees who receive the greatest number of affirmative votes at the Annual Meeting will be elected. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

        The names of the nominees for election as Class III directors at the Annual Meeting and of the incumbent Class I and Class II directors, and certain information about them as of April 30, 2002, are set forth below:

Name	Age	Principal Occupation/ Position Held With Tumbleweed
Nominees for election as Class III directors for a term expiring in 2005:
Christopher Greendale	50	Independent venture capitalist
David F. Marquardt(1)	51	Founding General Partner of August Capital, L.P.
Standish H. O'Grady(2)	42	Senior Managing Director of Granite Ventures, LLC
Incumbent Class I directors with terms expiring in 2003:
Jeffrey C. Smith	35	Founder, Chairman and Chief Executive Officer
Kenneth R. Klein(1)	42	Chief Operating Officer of Mercury Interactive Corporation
Incumbent Class II directors with terms expiring in 2004:
Eric J. Hautemont(2)	36	Managing Director of Ridge Ventures LLC
Deborah D. Rieman(2)	52	Private investment fund manager and Consultant
Douglas A. Sabella	43	President and Chief Operating Officer

Notes:

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

        Christopher H. Greendale has been a director of Tumbleweed since August 2001. Since March of 2002, Mr. Greendale has been a Venture Partner of GrandBanks Capital, a venture capital firm established in partnership with SOFTBANK and Mobius Venture Capital (SOFTBANK Venture Capital). Mr. Greendale was also engaged in independent venture capital investing between September 2000 and March 2002. From January 1998 until September 2000, he was a Managing Director with Internet Capital Group (ICG), an Internet holding company actively engaged in more than 70 business-to-business e-commerce partner companies. Mr. Greendale serves as Chairman of Board of Directors of Metatomix, Inc., a provider of database connector software for enterprises. In addition, he serves on the board of directors of a number of early stage systems integration and software companies. Prior to joining Metatomix, Mr. Greendale served as Executive Vice President, Marketing for Cambridge Technology Partners Massachusetts Inc., a provider of software development services. He was a co-founder of Cambridge Technology Partners, which grew to over $600 million in annual revenues before he left the company in 1997. From November 1990 until March 1991, Mr. Greendale was an independent management consultant. From June 1990 until November 1990, Mr. Greendale served as Vice President, Marketing for Oracle Corporation, a software development company. From April 1989 until June 1990, Mr. Greendale served as Vice President, Worldwide Marketing for Ingres Corporation, a software development company. From February 1986 until April 1989, Mr. Greendale served as President and Chief Operating Officer of Network Technologies, a software development company.

        David F. Marquardt has been a Director of Tumbleweed since August 1997. Mr. Marquardt is a founding General Partner of August Capital, L.P., formed in 1995, and has been a General Partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since August 1980. Mr. Marquardt is a director of Microsoft Corporation, Netopia, Inc. and various privately held companies. Mr. Marquardt received a B.S. in Mechanical Engineering from Columbia University and an M.B.A. from Stanford Graduate School of Business.

        Standish H. O'Grady has been a Director of Tumbleweed since August 1997. Mr. O'Grady is a founder and Senior Managing Director of Granite Ventures LLC, an early stage technology venture capital firm formed in 1998. He previously served in various positions with Hambrecht & Quist Group's venture capital practice since 1986. Mr. O'Grady is currently a director of Virage Inc. and various privately held companies. Mr. O'Grady holds a B.S.E. degree in Chemical Engineering from Princeton University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

        Jeffrey C. Smith, Chief Executive Officer and Chairman of the Board of Directors, is responsible for strategic planning and business development. Before founding Tumbleweed in June 1993, Mr. Smith held various senior positions in research and development with the following firms: Frame Technology from January 1991 to June 1993; Aeon Corp. from January 1990 to January 1991; Hewlett Packard from June 1988 to June 1989; and IBM Scientific Research Center in Palo Alto from June 1987 to June 1988. Mr. Smith served as a lecturer in Software Engineering at Stanford University in 1988 and 1989. Mr. Smith holds a B.S. in Computer Science from Stanford University.

        Kenneth R. Klein has been a Director of Tumbleweed since February 2000. Mr. Klein has been Chief Operating Officer of Mercury Interactive since January of 2000 and has been on the Mercury Interaction board of directors since July 2000. Prior to that he served as President, North American Operations from July 1998 to January 2000. From April 1995 to July 1998 he served as Vice President of North American Sales. From May 1992 to March 1995, he served as Western Area Sales Director. From March 1990 to May 1992, Mr. Klein served as Regional Sales Manager for Interactive Development Environments, a CASE tool company. Prior to that Mr. Klein served in a variety of engineering and sales management roles in the software industry. Mr. Klein holds degrees in electrical engineering and biomedical engineering from the University of Southern California.

        Eric J. Hautemont has been a Director of Tumbleweed since October 1996. Mr. Hautemont is Managing Director of Ridge Ventures LLC, a high technology venture fund dedicated to seed and early stage companies. Before starting Ridge Ventures in June 1998, Mr. Hautemont served as President of Fractal Design Corporation from June 1996 to January 1997. Before Fractal, Mr. Hautemont was co-founder, chairman and CEO of Ray Dream, Inc. from December 1989 to June 1996. He currently serves on the boards of directors of Intalio Corporation, Tincell Corporation and Luckysurf.com. Mr. Hautemont holds a M.Sc. in Computer Science and Applied Mathematics from Enseeiht, University of Toulouse, France.

        Deborah D. Rieman has been a Director of Tumbleweed since March 2001. Dr. Rieman currently manages a private investment fund and consults to technology start-up companies. Until December 1999, Dr. Rieman served as President and Chief Executive Officer of CheckPoint Software Technologies, Inc., an internet security software company. Prior to joining CheckPoint, Dr. Rieman held various executive and marketing positions with Adobe Systems, Inc., Sun Microsystems, Inc. and Xerox Corporation. She also serves as a director of Altera Corp., Alchemedia Corporation, Keynote Systems, Inc. and Corning, Inc. Dr. Rieman holds a B.A. in Mathematics from Sarah Lawrence College and a Ph.D. in Mathematics from Columbia University.

        Douglas A. Sabella has been a Director of Tumbleweed since March 2001. Mr. Sabella also serves as President and Chief Operating Officer of Tumbleweed and is responsible for worldwide operations, including research and development, sales, professional services, and marketing. Prior to joining Tumbleweed, Mr. Sabella was the president and chief executive officer of Bidcom, Inc. Prior to joining Bidcom, Mr. Sabella held various senior management positions at Lucent Technology from

February 1985 to February 2000. Mr. Sabella holds a B.B.A. in Business Administration from Hofstra University.

Board Committees and Meetings

        During the fiscal year ended December 31, 2001, the Board of Directors held eight meetings. The Board has an Audit Committee and a Compensation Committee.

        The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. During the past fiscal year, the Audit Committee consisted of three non-employee directors: Messrs. Hautemont and O'Grady and Dr. Rieman. The Audit Committee met four times during the fiscal year ended December 31, 2001.

        The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and stock option grants for employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and other employee benefit plans. During the past fiscal year, the Compensation Committee consisted of two non-employee directors: Messrs. Klein and Marquardt. The Compensation Committee met once during the fiscal year ended December 31, 2001.

        During the fiscal year ended December 31, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since 1997. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by the our Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of February 15, 2002 by:

  •
  Each person or entity who beneficially owns more than 5% percent of our common stock;

  •
  Each Named Executive Officer (as defined below);

  •
  Each director and nominee for director; and

  •
  All of our executive officers and directors as a group.

        Information with respect to beneficial ownership has been furnished by each director, officer, or 5% or more stockholder, as the case may be and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Except as otherwise noted below, the address for each person listed on the table is c/o Tumbleweed Communications Corp., 700 Saginaw Drive, Redwood City, California 94063. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who posses sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

        Percentage ownership calculations are based on 30,631,382 outstanding shares on February 15, 2002, adjusted as required by rules promulgated by the Securities and Exchange Commission.

Beneficial Owner	Number of Shares		Percent of Total
Greater than 5% Stockholders
Jean-Christophe Bandini	1,858,795	(1)	6%
Palo Alto Investors, LLC(2) 470 University Avenue Palo Alto, CA 94301	4,191,875	(3)	14%
Directors and Named Executive Officers
Jeffrey C. Smith	1,666,367	(4)	5%
Christopher H. Greendale	—		*
Eric J. Hautemont	101,741	(5)	*
Kenneth R. Klein	36,563		*
David F. Marquardt	344,992	(5)	1%
Standish H. O'Grady	166,536	(6)	*
Deborah D. Rieman	36,563		*
Douglas A. Sabella	164,305		*
Joseph C. Consul(7)	184,939	(5)	*
Donald R. Gammon(8)	191,058	(5)	*
Elizabeth D. Jordan	—		*
Named Executive Officers and directors as a group (11 Persons)	2,893,064		9%

*
Less than one percent

(1)
This number includes 215 shares subject to options exercisable within 60 days of February 15, 2002.

(2)
Palo Alto Investors, Inc. is the manager of Palo Alto Investors, LLC. William L. Edwards is the controlling shareholder of Palo Alto Investors, Inc. Palo Alto Investors, LLC is the general partner of Micro Cap Partners, L.P., an investment limited partnership. This information is derived from the Form 13G, as amended, jointly filed February 14, 2002 by Palo Alto Investors, LLC, Palo Alto Investors, Inc., William Leland Edwards, and Micro Cap Partners, L.P.

(3)
Palo Alto Investors, LLC, Palo Alto Investors, Inc. and William Edwards hold shared dispositive and voting power over all 4,191,875 shares of common stock. For 2,251,400 of these 4,191,875 shares, Palo Alto Investors, LLC, Palo Alto Investors, Inc. and William Edwards hold shared dispositive and voting power with Micro Cap Partners, L.P. This information is derived from the Form 13G, as amended, jointly filed February 14, 2002 by Palo Alto Investors, LLC, Palo Alto Investors, Inc., William Leland Edwards, and Micro Cap Partners, L.P.

(4)
This number includes 260,000 shares held by the Jeffrey C. Smith Annuity Trust. Mr. Smith is the sole trustee of the trust. This number also includes 40,220 shares subject to options exercisable within 60 days of February 15, 2002.

(5)
The following table indicates those people whose total number of beneficially owned shares include shares subject to options exercisable within 60 days of February 15, 2002.

Name	Shares Subject to Options
Eric J. Hautemont	61,875
David F. Marquardt	54,000
Joseph C. Consul	71,318
Kenneth R. Klein	36,563
Donald R. Gammon	189,652
(6)
This number includes 54,000 shares subject to options exercisable within 60 days of February 15, 2002. Voting and dispositive power over the 19,505 shares held by H&Q Tumbleweed Investors, L.P. is held by all members of H&Q Adobe Venture Management II, LLC. Voting and dispositive power over 6,883 shares held by H&Q Adobe Venture Management II, LLC is held by all its members. Mr. O'Grady is a member of H&Q Adobe Venture Management II, LLC and may be deemed to share voting and investment power with respect to these shares. However, Mr. O'Grady disclaims beneficial ownership of all of these shares, except to the extent of his pecuniary interest arising from his interest in these entities.

(7)
Mr. Consul resigned as Chief Financial Officer and Vice President—Finance as of May 4, 2001 and continues to serve as an advisor to Tumbleweed.

(8)
Mr. Gammon resigned as Senior Vice President—North American Sales as of October 31, 2001 and continues to serve as an advisor to Tumbleweed.

Section 16 Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were fulfilled in a timely manner.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table indicates information concerning compensation of our Chief Executive Officer, Mr. Smith, and the two individuals, Mr. Sabella and Ms. Jordan, who were our two most highly compensated executive officers in 2001, other than the Chief Executive Officer, whose salary and bonus exceeded $100,000 for the years ended December 31, 2001, 2000 and 1999, if applicable, and were serving as executive officers at the end of 2001. The table also indicates information concerning two individuals, Mr. Gammon and Mr. Consul, who ceased to be executive officers in 2001, but would have been among our most highly compensated executive officers in 2001 had they been serving as executive officers at the end of 2001. These individuals are collectively referred to as the "Named Executive Officers."

						Long-Term Compensation Awards
	Annual Compensation
Name and Principal Position
	Year	Salary($)	Bonus($)	Other($)		Options
Jeffrey C. Smith Founder, Chairman and Chief Executive Officer	2001 2000 1999	173,958 150,000 142,708	43,009 86,250 14,375	— — —		400,000 400,000 60,000	(1)
Douglas A. Sabella President Chief Operating Officer	2001 2000 1999	237,500 — —	4,167 — —	50,122 — —	(2)	500,000 — —
Elizabeth D. Jordan Chief Financial Officer Senior Vice President—Finance	2001 2000 1999	103,477 — —	10,000 — —	— — —		300,000 — —
Joseph C. Consul(3) Chief Financial Officer Vice President—Finance	2001 2000 1999	72,269 173,078 138,750	33,500 15,923 27,000	200,000 — —	(4)	— 32,765 55,000
Donald R. Gammon(5) Senior Vice President—North American Sales	2001 2000 1999	195,050 200,533 150,167	242,182 311,684 71,277	18,799 — —	(6)	65,000 79,673 205,000

(1)
Mr. Smith voluntarily cancelled 200,000 of these options on November 20, 2000 and the remaining 200,000 on January 4, 2001.

(2)
Represents the value of the restricted stock grant made to Mr. Sabella on June 4, 2001.

(3)
Mr. Consul resigned as Chief Financial Officer and Vice President—Finance as of May 4, 2001 and continues to serve as an advisor to Tumbleweed.

(4)
Represents the value of the severance payment provided to Mr. Consul in connection with his resignation.

(5)
Mr. Gammon resigned as Senior Vice President—North American Sales as of October 31, 2001 and continues to serve as an advisor to Tumbleweed.

(6)
Represents the value of the payment provided to Mr. Gammon for all of his accrued vacation prior to his resignation.

Option Grants In Last Fiscal Year

        The following table provides information concerning grants of options to purchase our common stock made during the fiscal year ended December 31, 2001 to the Named Executive Officers.

        In the fiscal year ended December 31, 2001, we granted options to purchase up to an aggregate of 5,870,700 shares to employees, directors and consultants. Most of these options were granted at exercise prices equal to the fair market value of our common stock on the date of grant, as determined by the Board of Directors. All options have a term of ten years. Most option shares vest over four years, with 25% of the option shares vesting one year after the option grant date, and the remaining option shares vesting ratably each month for the next 36 months.

        The potential realizable values are based on an assumption that the price of our common stock will appreciate at the compounded annual rate shown from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth of the shares of our common stock.

	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Option Granted(#)
Name			Exercise Price ($/Share)	Expiration Date
					5%($)	10%($)
Jeffrey C. Smith	400,000	6.8135%	$3.76	06-Jul-11	$945,858	$2,396,989
Douglas A. Sabella	500,000	8.5169%	$3.09	04-Mar-11	$972,837	$2,465,360
Elizabeth D. Jordan	300,000	5.1101%	$3.15	27-Jun-11	$594,305	$1,506,087
Joseph C. Consul	—		—		—	—
Donald R. Gammon	65,000	1.1072%	$3.25	10-Jan-11	$132,854	$336,678

Aggregated Option Exercises In Last Fiscal year and Fiscal Year-End Option Values

        The following table describes for the named executive officers the exercisable and unexercisable options held by them as of December 31, 2001.

			Number of Securities Underlying Unexercised Options Held at Fiscal Year End(#)		Value of Unexercised In-The-Money Options at Fiscal Year End($)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey C. Smith	—	—	35,200	425,000	—	$872,000
Douglas A. Sabella	—	—	—	500,000	—	$1,423,100
Elizabeth D. Jordan	—	—	—	300,000	—	$837,000
Joseph C. Consul	73,101	$250,822	66,943	27,032	$218,713	—
Donald R. Gammon	—	—	164,776	157,897	$643,380	$523,490

        The "Value of Unexercised In-the-Money Options at Fiscal Year End" is based on a value of $5.94 per share, the fair market value of our common stock as of December 31, 2001, as determined by the Board of Directors, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

Compensation of Directors

        Our Board of Directors makes all decisions relating to the compensation of members of our Board of Directors. We reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as our directors. We currently do not pay cash fees to our directors for attendance at meetings or for their services as members of the Board of Directors.

        During fiscal year 2001: (1) Mr. Klein was granted an option on March 4, 2001 to purchase 135,000 shares of common stock at an exercise price of $3.09 per share, the fair market price per share of the common stock on the date of the grant; (2) Mr. Greendale was granted an option on August 10, 2001 to purchase 135,000 shares of common stock at an exercise price of $3.20 per share, the fair market price per share of the common stock on the date of the grant; and (3) Messrs. Hautemont, Marquardt and O'Grady were each granted an option on March 20, 2001 to purchase 135,000 shares each of common stock at an exercise price of $2.72 per share, the fair market price per share of the common stock on the date of the grant

        On October 16, 2001 Mr. Klein voluntarily cancelled the 100,000 options granted to him on February 29, 2000 and the 40,000 options granted to him on May 1, 2000, and Messrs. Hautemont, Marquardt, and O'Grady each voluntarily cancelled the 60,000 options granted to each of them on May 27, 1999.

Limitation of Liability and Indemnification

        Our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware law; or

  •
  for any transaction from which the director derives an improper personal benefit.

        Our Certificate of Incorporation and bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise. We have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        We have entered into agreements to indemnify our directors and executive officers in addition to the indemnification provided for in our charter and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a directors or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

Employment Contracts, Termination of Employment, and Change of Control Arrangements

        Except as described below, we have not entered into employment agreements with our Named Executive Officers, and their employment may be terminated at any time at the discretion of our Board of Directors.

        Effective June 8, 2001, we entered into an employment agreement with Elizabeth Davis Jordan. The agreement provides that Ms. Jordan will serve as the Senior Vice President-Finance and Chief Financial Officer of Tumbleweed for a base salary of $220,000 per year plus performance-based bonuses. Ms. Jordan is entitled to receive a minimum guaranteed bonus of $10,00 per quarter, to be credited against any performance bonuses for the first year of employment. Tumbleweed may terminate Ms. Jordan's employment at any time with or without "cause," as it is defined in the agreement. However, if Ms. Jordan is terminated without "cause" or is subject to "constructive discharge," as defined in the agreement, we must pay her six months salary as severance. The agreement also provides for stock option acceleration if Ms. Jordan's employment is terminated without "cause" or she is subject to "constructive discharge" within six months following a "change of ownership control," as that term is defined in the agreement.

        Effective March 1, 2001, we entered into an employment agreement with Douglas A. Sabella. The agreement provides that Mr. Sabella will serve as the President and Chief Operating Officer of Tumbleweed for a base salary of $300,000 per year plus performance-based bonuses. Mr. Sabella is entitled to receive a minimum guaranteed bonus of $12,500 per quarter, to be credited against any performance bonuses for the year. Tumbleweed may terminate Mr. Sabella's employment at any time with or without "cause" as it is defined in the agreement. However, if Mr. Sabella is terminated without "cause," we must pay him twelve months salary as severance. The agreement also provides for certain benefits payable to Mr. Sabella if his employment is terminated within ninety days following a "change of ownership control," as that term is defined in the agreement.

        As part of the restructuring we entered into in January 2001, Mr. Taylor's employment with Tumbleweed ended on January 9, 2001. Our severance agreement with Mr. Taylor provided him with $280,000 in cash and the accelerated vesting of 85,000 stock options in exchange for past services and a release of all claims against Tumbleweed.

        Shomit Ghose's employment with Tumbleweed ended on March 30, 2001. Our severance agreement with Mr. Ghose provided him with $172,000 in cash and the accelerated vesting of 35,000 stock options in exchange for past services and a release of all claims against Tumbleweed.

        Mr. Consul resigned as Vice President—Finance and Chief Financial Officer as of May 4, 2001 and continues to serve as an advisor to Tumbleweed. Our severance agreement with Mr. Consul provided him with $200,000 in cash and the accelerated vesting of 29,835 stock options in exchange for past services and a release of all claims against Tumbleweed.

        Mr. Gammon resigned as Senior Vice President—North American Sales as of October 31, 2001 and continues to serve as an advisor to Tumbleweed. Our severance agreement with Mr. Gammon provides for salary continuation through June 30, 2002, a consultant fee of $1,000 per month from July 1, 2002 through December 31, 2002 and continued participation in all Tumbleweed offered benefit plans through December 31, 2002.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1

        Our executive compensation program presently is administered by the two-member Compensation Committee of the Board of Directors (the "Committee") set forth below. These Committee members are not employees of Tumbleweed.

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not incorporated by reference into any of our filings under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The objectives of our executive compensation policies are to attract, retain and reward executive officers who contribute to the our success, to align the financial interests of executive officers with the performance of Tumbleweed, to strengthen the relationship between executive pay and shareholder value, to motivate executive officers to achieve our business objectives and to reward individual performance. Our executive compensation package consists of three components: base salary and related benefits; quarterly cash bonus incentives; and equity-based compensation incentives.

        The first component of our executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on competitive compensation information and his responsibilities and performance. The second component of the our executive compensation package is a quarterly management-by-objectives bonus. Each year, we establish bonus compensation formulas for each officer based on certain individual performance criteria, as determined by the Compensation Committee. This arrangement provides each executive officer with the opportunity to earn a cash bonus according to the extent to which he meets his particular individual performance criteria. The third component of our executive compensation package is stock options, which we believe are becoming increasingly important as an incentive tool designed to more closely align the interests of our executive officers with the long-term interests of our stockholders and to encourage our executive officers to remain with the us. Generally, we grant stock options at fair market exercise prices, as determined at the time of grant.

        Our stock option plans have been established to provide all of our employees with an opportunity to share, along with our stockholders, in the long-term performance by us. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options granted under our stock option plans generally have a non-statutory four-year vesting schedule and generally expire ten years from the date of grant. The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, our financial performance, and the executive's existing options.

Section 162 Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "performance-based compensation." Awards granted under the 1999 Omnibus Stock Incentive Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m).

Certain Executive Officers' Compensation

        Each of Mr. Sabella and Ms. Jordan are compensated pursuant to employment agreements with us. The terms of these employment agreements are described in more detail under the heading "Employment Contracts, Termination of Employment, and Change of Control Arrangements." The salaries, option grants and guaranteed bonuses provided to Mr. Sabella and Ms. Jordan under their respective employment agreements were determined by negotiation at the time of entering into such employment agreements.

Chief Executive Officer Compensation

        Mr. Smith's 2001 bonus and salary were set by the Committee with due regard to his industry experience, competitive salary information and current market conditions. The amount of Mr. Smith's total compensation was based on the Company's 2001 results and his individual performance with respect to meeting previously established performance objectives measured both quarterly and annually.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Kenneth R. Klein David F. Marquardt

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee of Tumbleweed serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE REPORT
OF THE BOARD OF DIRECTORS1

        The Audit Committee is comprised of three outside directors, each of whom is independent under Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards.

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not incorporated by reference into any of our filings under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended 2001 with management and with our independent auditors, KPMG LLP. The Audit Committee has discussed with the KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor's independence.

        Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Eric J. Hautemont Standish H. O'Grady Deborah D. Rieman

AUDIT FEES

Audit Fees

        The aggregate fees billed by KPMG LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001, and for the review of the financial statements included in our quarterly reports on Form 10-Q for that fiscal year were $285,000.

Financial Information Systems Design and Implementation Fees

        We did not incur any fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

        The aggregate fees billed by KPMG LLP for services rendered to us other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001, were $132,000, consisting of audit related fees in the amount of $47,500 and non-audit fees in the amount of $84,500. Audit related services included services related to certain business services. The non-audit services consisted primarily of tax services. In the course of its meetings, the Audit Committee considered whether these other services by KPMG LLP were compatible with maintaining its independence.

PERFORMANCE MEASUREMENT COMPARISON1

        The following chart shows a comparison of our cumulative returns, the Nasdaq Stock Market (United States Companies) and the Hambrecht & Quist Internet Index at scaled prices beginning after the close of trading on August 6, 1999, when our common stock was priced at $12.00 per share for sale in our initial public offering. The performance on the following graph is not necessarily indicative of future stock price performance.

1
This section is not "soliciting material," is not deemed "filed" with the SEC, and is not incorporated by reference into any of our filings under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The graph below introduces a new comparative index, the S&P Internet Software and Services Index. This new index has been provided in order to accommodate for the JP Morgan H&Q Internet 100 Index, which was terminated in March 2002. In future proxy statements issued by Tumbleweed, we expect to use this S&P Index in the comparison of Cumulative Total Return graph.

Comparison of 29 Month Cumulative Total Return*
AMONG TUMBLEWEED COMMUNICATIONS CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX, THE JP MORGAN H & Q INTERNET 100 INDEX
AND THE S & P INTERNET SOFTWARE & SERVICES INDEX

*$100 Invested on 8/6/99 in stock, Nasdaq and JP Morgan H & Q or on 7/31/99 in S & P - including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN TRANSACTIONS

        Since January 1, 2001, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

  •
  compensation arrangements, which are described above; and

  •
  the transactions described below.

        Loan to Douglas A. Sabella.    At December 31, 2001, we had a loan outstanding in the principal amount of $250,000 to Mr. Sabella (our President and Chief Operating Officer, as well as a member of our Board of Directors). Mr. Sabella's loan was entered into on September 19, 2001, and is evidenced by a full recourse promissory note with the full principal amount and all accrued interest due in five years. The promissory note is secured by shares of our common stock and stock options to purchase shares of our common stock that we issue to Mr. Sabella, as well as the proceeds associated with such securities. Interest on Mr. Sabella's loan is at a rate of 7% per annum. We have agreed to cancel Mr. Sabella's obligations under this loan ratably over a period of five years beginning on the maturity date of the loan unless Mr. Sabella's employment with us as an executive officer is terminated for any reason, in which case such ratable cancellation of the loan shall also terminate.

        Legal Counsel.    Gregory C. Smith, a brother of Jeffrey C. Smith (Chief Executive Officer of Tumbleweed and Chairman of our Board of Directors), is a partner of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP, which began providing legal services to Tumbleweed in July 1998. During the year ended December 31, 2001, the total fees paid to Skadden, Arps were approximately $496,000 for matters relating to our intellectual property, our lawsuit against The docSpace Company, Inc., and ongoing general and other litigation matters.

        Employment Agreements.    We have entered into employment agreements with some of our executive officers. These agreements are described under the heading "Employment Contracts, Termination of Employment and Change of Control Arrangements."

        Indemnity Agreements.    We have entered into indemnity agreements with each of our officers and directors.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Bernard J. Cassidy Secretary

April 30, 2002

        A copy of our Annual Report to the Stockholders has been included within the package of materials sent to you.

DETACH HERE

PROXY

TUMBLEWEED COMMUNICATIONS CORP.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2002

        The undersigned hereby appoints Eric C. Schlezinger and Bernard J. Cassidy, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Tumbleweed Communications Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Tumbleweed Communications Corp. (the "Company") to be held at the Company's corporate offices located at 700 Saginaw Drive, Redwood City, California, on May 30, 2002 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposal 2 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

TUMBLEWEED
COMMUNICATIONS CORP.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE

☒
Please mark
votes as in
this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS LISTED BELOW.
1.	Election of Directors.
	Nominees:	(01) David F. Marquardt, (02) Standish H. O'Grady and (03) Christopher H. Greendale
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐	For all nominees except as noted above
MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.
		FOR	AGAINST	ABSTAIN
2.	To ratify selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.	☐	☐	☐
	MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature:	Date:	Signature:	Date:

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION Summary Compensation Table
Option Grants In Last Fiscal Year
Aggregated Option Exercises In Last Fiscal year and Fiscal Year-End Option Values
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1
REPORT OF THE AUDIT COMMITTEE REPORT OF THE BOARD OF DIRECTORS1
AUDIT FEES
PERFORMANCE MEASUREMENT COMPARISON1
CERTAIN TRANSACTIONS
OTHER MATTERS